Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 12 TO
LOAN AND SERVICING AGREEMENT

THIS AMENDMENT NO. 12 TO LOAN AND SERVICING AGREEMENT (the “Amendment”), dated as of June 18, 2019 (the “Amendment Effective Date”), is entered into by and among ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the agent (the “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (“Wells Fargo”), BANK OF AMERICA, N.A., as a lender (“Bank of America” and, together with Wells Fargo, the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee, Bank, and Collateral Custodian (in such capacities, “U.S. Bank”).

WHEREAS, the Borrower, the Agent, the Lenders, Wells Fargo Bank, National Association, as the Swingline Lender, the Servicer, U.S. Bank and each of the other lenders, are party to the Loan and Servicing Agreement, dated as of January 22, 2010 (as amended, modified, waived, supplemented, restated or replaced from time to time, prior to the date hereof, the “Loan and Servicing Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in accordance with the provisions thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.              Defined Terms.  Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.              As of the Amendment Effective Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.  A clean copy of the conformed Loan and Servicing Agreement is set forth on the pages attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.              Each of the Borrower and the Servicer hereby represents and warrants (as to itself) to the Agent that, as of the date first written above, (i) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.              This Amendment shall become effective upon:

(a)           the execution and delivery of this Amendment by the parties hereto;

(b)           the Agent’s receipt of a good standing certificate for the Borrower by the applicable office body of its jurisdiction of organization and a copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c)           the Agent shall have received the executed legal opinion of counsel to the Borrower in form and substance acceptable to the Agent in its reasonable discretion; and

(d)           payment of all reasonable and invoiced fees due and owing to the Agent and Lenders on or prior to the Amendment Effective Date.

ARTICLE V

Miscellaneous

SECTION 5.1.              Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.              Severability Clause.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.              Ratification.  Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4.              Counterparts.  The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.              Headings.  The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.              Direction to Execute.  The Lenders hereby authorize and direct U.S. Bank in each of its capacities to execute this Amendment.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ARES CAPITAL CP FUNDING LLC

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

[Signature Page to Amendment No. 12 to LSA]

ARES CAPITAL CORPORATION, as the Servicer

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

[Signature Page to Amendment No. 12 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent

By:	/s/ Allan Schmitt
Name: Allan Schmitt
Title: Director

[Signature Page to Amendment No. 12 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steve Sebo
Name: Steve Sebo
Title: Vice President

[Signature Page to Amendment No. 12 to LSA]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Allen D. Shiffle
Name: Allen D. Shiffle
Title: Managing Director

[Signature Page to Amendment No. 12 to LSA]

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Bank and Collateral Custodian

By:	/s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

[Signature Page to Amendment No. 12 to LSA]

APPENDIX A

EXECUTION COPY

Conformed through Amendment No.  ~~11~~12

Up to U.S. $~~1,000,000,000~~1,275,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 22, 2010

Among

ARES CAPITAL CP FUNDING LLC,

as the Borrower

and

ARES CAPITAL CORPORATION,

as the Servicer and the Transferor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Agent and the Swingline Lender

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Custodian, Trustee and the Bank

i

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES	87

Section 4.01	Representations and Warranties of the Borrower	87
Section 4.02	Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	95
Section 4.03	Representations and Warranties of the Servicer	~~96~~97
Section 4.04	Representations and Warranties of the Trustee	~~100~~101
Section 4.05	Representations and Warranties of each Lender	101
Section 4.06	Representations and Warranties of the Collateral Custodian	~~101~~102

ARTICLE V.	GENERAL COVENANTS	102

Section 5.01	Affirmative Covenants of the Borrower	102
Section 5.02	Negative Covenants of the Borrower	109
Section 5.03	Affirmative Covenants of the Servicer	~~112~~113
Section 5.04	Negative Covenants of the Servicer	118
Section 5.05	Affirmative Covenants of the Trustee	119
Section 5.06	Negative Covenants of the Trustee	~~119~~120
Section 5.07	Affirmative Covenants of the Collateral Custodian	120
Section 5.08	Negative Covenants of the Collateral Custodian	120
Section 5.09	Covenants of the Borrower Relating to Hedging of Loan Assets	~~120~~121

ARTICLE VI.	ADMINISTRATION AND SERVICING OF CONTRACTS	122

Section 6.01	Appointment and Designation of the Servicer	122
Section 6.02	Duties of the Servicer	124
Section 6.03	Authorization of the Servicer	126
Section 6.04	Collection of Payments; Accounts	127
Section 6.05	Realization Upon Loan Assets	~~128~~129
Section 6.06	Servicing Compensation	129
Section 6.07	Payment of Certain Expenses by Servicer	129
Section 6.08	Reports to the Agent; Account Statements; Servicing Information	~~129~~130
Section 6.09	Annual Statement as to Compliance	~~131~~132
Section 6.10	Annual Independent Public Accountant’s Servicing Reports	132
Section 6.11	The Servicer Not to Resign	~~132~~133

ARTICLE VII.	EVENTS OF DEFAULT	133

Section 7.01	Events of Default	133
Section 7.02	Additional Remedies of the Agent	~~136~~137

ARTICLE VIII.	INDEMNIFICATION	140

Section 8.01	Indemnities by the Borrower	140
Section 8.02	Indemnities by Servicer	143

Section 8.03	Legal Proceedings	145
Section 8.04	After-Tax Basis	~~145~~146
Section 8.05	Benefit of Indemnity	146

ARTICLE IX.	THE AGENT	146

Section 9.01	The Agent	146

ARTICLE X.	TRUSTEE	~~150~~151

Section 10.01	Designation of Trustee	~~150~~151
Section 10.02	Duties of Trustee	151
Section 10.03	Merger or Consolidation	153
Section 10.04	Trustee Compensation	153
Section 10.05	Trustee Removal	153
Section 10.06	Limitation on Liability	~~153~~154
Section 10.07	Trustee Resignation	~~154~~155

ARTICLE XI.	MISCELLANEOUS	155

Section 11.01	Amendments and Waivers	155
Section 11.02	Notices, Etc.	~~156~~157
Section 11.03	No Waiver; Remedies	160
Section 11.04	Binding Effect; Assignability; Multiple Lenders	160
Section 11.05	Term of This Agreement	161
Section 11.06	GOVERNING LAW; JURY WAIVER	~~161~~162
Section 11.07	Costs, Expenses and Taxes	~~161~~162
Section 11.08	No Proceedings	~~162~~163
Section 11.09	Recourse Against Certain Parties	163
Section 11.10	Execution in Counterparts; Severability; Integration	164
Section 11.11	Consent to Jurisdiction; Service of Process	164
Section 11.12	Characterization of Conveyances Pursuant to the Purchase and Sale Agreements	~~164~~165
Section 11.13	Confidentiality	166
Section 11.14	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~167~~168
Section 11.15	Waiver of Set Off	169
Section 11.16	Headings and Exhibits	169
Section 11.17	Ratable Payments	169
Section 11.18	Breaches of Representations, Warranties and Covenants	169
Section 11.19	Assignments of Loan Assets	169
Section 11.20	Affirmation	170
Section 11.21	Covered Transactions	170

ARTICLE XII.	COLLATERAL CUSTODIAN	170

Section 12.01	Designation of Collateral Custodian	170
Section 12.02	Duties of Collateral Custodian	~~170~~171
Section 12.03	Merger or Consolidation	173
Section 12.04	Collateral Custodian Compensation	~~173~~174
Section 12.05	Collateral Custodian Removal	174
Section 12.06	Limitation on Liability	174
Section 12.07	Collateral Custodian Resignation	175
Section 12.08	Release of Documents	~~175~~176
Section 12.09	Return of Required Loan Documents	176
Section 12.10	Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~176~~177
Section 12.11	Custodian as Agent of Trustee	177

This LOAN AND SERVICING AGREEMENT (as amended, restated, supplemented or modified from time to time, the “Loan and Servicing Agreement”) is made as of January 22, 2010, among:

(1)                                 ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)                                 ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and the Transferor (as defined herein);

(3)                                 WELLS  FARGO  BANK,  NATIONAL  ASSOCIATION,  as  agent (together with its successor and assigns in such capacity, the “Agent”) and as swingline lender (together with its successor and assigns in such capacity, the “Swingline Lender”);

(4)                                 EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender; and

(5)                                 U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Trustee (together with its successors and assigns in such capacity, the “Trustee”), the Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENT

WHEREAS, certain parties hereto were party to a Sale and Servicing Agreement, dated as of November 3, 2004, by and among the Servicer, as the servicer, the Transferor, as the originator, the Borrower, as the borrower, Ares CP Funding II LLC, as the guarantor, Variable Funding Capital Company LLC (“VFCC”), as a conduit purchaser, the Note Purchaser, as an institutional purchaser, Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) (together with its successors and assigns, “WFS”), as the administrative agent and as the purchaser agent for VFCC, Ares Capital CP Funding II, as the guarantor (the “Guarantor”) the Trustee, as the trustee, and Lyon Financial Services, Inc. d/b/a U.S. Bank Portfolio Services (“Lyon”), as the backup servicer (as amended, restated, supplemented or modified prior to the date hereof, the “Original Agreement”);

WHEREAS, certain parties hereto are party to an Amended and Restated Sale and Servicing Agreement, dated as of January 22, 2010, by and among the Servicer, as the servicer, the Transferor as the originator, the Borrower, as the borrower, Wells Fargo Bank, National Association, in its individual capacity (together with its successors and assigns, “Wells Fargo”), as the note purchaser, WFS, as the administrative agent, and U.S. Bank, as the collateral custodian, trustee and bank (as amended, restated, supplemented or modified prior to the date hereof, (the “Restatement Agreement”) that amended and restated the Original Agreement;

“Acquisition Participation Interests” means the Participation Interests transferred to the Borrower in connection with the transactions contemplated by the Acquisition Agreement on the Eighth Amendment Effective Date, the seller thereof is a Seller Party or an Affiliate thereof.

“Action” has the meaning assigned to that term in Section 8.03.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Borrowing Value” means for any Loan Asset, for any date of determination, an amount equal to the lowest of: (i) the Outstanding Balance of such Loan Asset at such time, (ii) the initial Assigned Value of such Loan Asset, ~~as of the applicable Advance Date,~~ multiplied by the principal balance of such Loan Asset (exclusive of Accreted Interest) and (iii) the Assigned Value of such Loan Asset at such time multiplied by the principal balance of such Loan Asset (exclusive of Accreted Interest); provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be zero.

“Advance” means each loan advanced by the Lenders (including the Swingline Lender) hereunder (including each Advance, each Swingline Advance and each loan advanced for the purpose of refunding the Swingline Lender for any Swingline Advances pursuant to Section 2.25(a) and funding the Unfunded Exposure Account pursuant to Section 2.02(f)) to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance and any Swingline Advance, the date on which such Advance or such Swingline Advance is made.

“Advances Outstanding” means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances outstanding pursuant to Section 2.04 at or prior to such time and any other amounts received by the Lenders to repay the principal amounts of Advances outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.

“Affected Party” has the meaning assigned to that term in Section 2.10.

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any reasonable discretion of the Agent, materially and adversely affects the value of such Loan Asset;

(f)                                   provides additional funds to the Obligor of such Loan Asset with the intent of keeping that Loan Asset current; or

(g)                                  amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case in a manner that, in the sole reasonable judgment of the Agent, is materially adverse to the Secured Parties; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, Senior Net Leverage Ratio or Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date.

”Maximum Facility Amount” means the aggregate Commitments of the Lenders then in effect, which amount may be up to $~~1,000,000,000,~~1,275,000,000, as such amount may vary from time to time pursuant to Section 2.18(b) or Section 2.22; provided that, at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Minimum Weighted Average Coupon” means 7.00%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Coupon.

“Minimum Weighted Average Spread” means 3.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Spread.

“Monthly Period” means, for any date of determination, the period from but excluding the immediately preceding Determination Date to and including the immediately succeeding Determination Date.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest). “Mortgage” means the mortgage, deed of trust or other instrument creating a Lien on an interest in real property securing a Loan Asset, including the assignment of leases and rents related thereto.

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit by the Transferor to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

”SBIC Subsidiary” means any direct or indirect wholly-owned Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interests in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), and which is designated by the Borrower (pursuant to a certificate of a financial officer delivered to the Agent) as an SBIC Subsidiary.

“S&P” means ~~Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (or its successors in interest)~~S&P Global Ratings and any successor thereto.

“Sanction” or “Sanctions” means, individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Scheduled Payments” means, with respect to any Loan Asset, each required, if any, monthly, quarterly, or annual payment of principal required to be made by the Obligor thereof under the terms of such Loan Asset; in all cases, excluding any payment in the nature of, or constituting, interest.

Date, any Borrowing Base Deficiency exists, then the Borrower shall, within five Business Days from the date of such Borrowing Base Deficiency, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in United States dollars into the Principal Collection Account, (ii) repay Advances (together with any Breakage Fees, any Hedge Breakage Costs and all accrued and unpaid costs and expenses of the Agent and the Lenders, in each case in respect of the amount so prepaid), and/or (iii) subject to the approval of the Agent, in its sole discretion (and the Agent shall use reasonable efforts to give such approval in a timely fashion), Pledge additional Eligible Loan Assets.

(b)                                 No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Agent (with a copy to the Trustee and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Pledged and added to the updated Loan Asset Schedule. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable.

Section 2.07                             Substitution and Sale of Loan Assets; Affiliate Transactions.

(a)                                 Substitutions. The Borrower may, with the consent of the Agent in its sole discretion, replace any Loan Asset as a Loan Asset so long as (i) no event has occurred, or would result from such substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; provided that the Borrower may effect a substitution as necessary to facilitate a cure of a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or closer to being cured and (ii) simultaneously therewith, the Borrower Pledges (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Loan Asset.

(b)                                 Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons other than the Transferor or its Affiliates from time to time; provided that (i) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof or reinvested, prior to the end of the Reinvestment Period, in additional Eligible Loan Assets in accordance with Section 2.21 hereof, (ii) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; provided that the Borrower may sell Loan Assets as necessary to facilitate a cure of a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as the Agent shall approve of such sale and, immediately after giving effect to such sale and any other substitution or transfer substantially contemporaneous therewith, the Borrowing Base Deficiency shall be cured or closer to being cured and (iii) the prior written consent of the Agent shall be required if ~~such~~any Loan Asset with an Outstanding Balance greater than 2% of the aggregate Outstanding Balance of all Loan Assets is sold for an amount which is less than the Adjusted Borrowing Value.

(c)           Optional Sales. On any Optional Sale Date the Borrower shall have the right to prepay all or a portion of the Advances Outstanding in connection with the sale and assignment by the Borrower of all or a portion of the Loan Assets, as the case may be in connection with a Permitted Securitization or a Permitted Refinancing (each, an “Optional Sale”), subject to the following terms and conditions:

(i)            The Borrower shall have given the Agent (with a copy to the Trustee and the Collateral Custodian) at least 45 days’ prior written notice of its intent to effect an Optional Sale in connection with a Permitted Securitization or a Permitted Refinancing, and the Agent shall have delivered to the Borrower its prior written consent (in its sole discretion) to such Optional Sale, unless such 45 days’ notice requirement is waived or reduced by the Agent; provided that no such consent will be required for any Optional Sale of any Loan Asset at a price equal to or greater than the Adjusted Borrowing Value of such Loan Asset as of the date of the Optional Sale to the extent that the aggregate Outstanding Balance of all Loan Assets sold pursuant to this proviso (taking into account the proposed sale) during the 12-month period immediately preceding and including the proposed date of such sale does not exceed 15% of the highest aggregate Outstanding Balance of any month during such 12-month period;

(ii)           Unless an Optional Sale is to be effected on a Payment Date (in which case the relevant calculations with respect to such Optional Sale shall be reflected on the applicable Servicing Report), the Servicer shall deliver to the Agent (with a copy to the Trustee and the Collateral Custodian) a certificate and evidence to the reasonable satisfaction of the Agent (which evidence may consist solely of a certificate from the Servicer) that the Borrower shall have sufficient funds on the related Optional Sale Date to effect the contemplated Optional Sale in accordance with this Agreement. In effecting an Optional Sale, the Borrower may use the Proceeds of sales of the Loan Assets to repay all or a portion of the Obligations;

(iii)          no Event of Default has occurred, or would result from such Optional Sale, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Optional Sale; and

(iv)          on the related Optional Sale Date, the Borrower shall have deposited into the Collection Account, in immediately available funds, the proceeds of such Optional Sale, which shall at least equal the aggregate Adjusted Borrowing Value of the Loan Assets being sold.

(d)           Lien Release Dividend. Notwithstanding any provision contained in this Agreement to the contrary, provided no Event of Default has occurred and no Unmatured Event of Default exists, on a Lien Release Dividend Date, the Borrower may dividend to the Equityholder and the Equityholder may dividend to the Transferor a portion of those Loan Assets that were sold by the Transferor to the Equityholder and by the Equityholder to the Borrower, or portions thereof (each, a “Lien Release Dividend”), subject to the following terms and aggregate Outstanding Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date).

(ii)           The Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) sold pursuant to Section 2.07(b), sold without the consent of the Agent in accordance with Section 2.07(c) (other than any Loan Asset sold without such consent due to the fact that the Outstanding Balance of such Loan Asset is less than or equal to 2% of the aggregate Outstanding Balance of all Loans Assets pursuant to Section 2.07(b)) (in each case, other than Loan Assets subject to clauses (ii), (iv) or (vi) of the definition of “Value Adjustment Event”), substituted pursuant to Section 2.07(a) or released pursuant to Section 2.07(d) during the 12-month period immediately preceding the proposed date of sale, substitution or Lien Release Dividend (or such lesser number of months as shall have elapsed as of such date) does not exceed 20% of the highest aggregate Outstanding Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date).

(i)            Notices to Lenders.  The Agent will provide the Lenders with copies of any notices promptly upon receipt thereof and, if requested by the Lenders, other materials received by the Agent pursuant to this Section 2.07 in connection with any sale, substitution or repurchase of Loan Assets.

Section 2.08          Payments and Computations, Etc.

(a)           All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Collection Account or such other account as is designated by the Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by Applicable Law, pay to the Secured Parties interest on all amounts not paid or deposited when due (taking into account any grace period provided for herein) to any of the Secured Parties hereunder at the Default Funding Rate, payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. All computations of interest and all computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed, other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable.

(b)           Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c)           If any Advance requested by the Borrower and approved by the Lenders and the Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the

(i)            all reasonable up-front expenses and fees (including legal fees and any fees required under any Lender Fee Letter and the Trustee and Collateral Custodian Fee Letter) that are invoiced at or prior to the Restatement Date shall have been paid in full;

(ii)           any and all information submitted to each Lender and the Agent by the Borrower, the Transferor, the Equityholder or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iii)          each Lender shall have received all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and ~~anti-money laundering rules and regulations~~Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to each Lender;

(iv)          the Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Agent and each Lender; and

(v)           no material adverse effect on the business, assets, financial conditions or performance of the Servicer and its subsidiaries, including the Borrower, on a consolidated basis, has occurred.

(b)           By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that, and the Agent hereby acknowledges that, each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied.

Section 3.02          Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) and each Swingline Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a)           On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)            the Servicer (on behalf of the Borrower) shall have delivered to the Agent (with a copy to the Collateral Custodian and copies of the Notice of Borrowing and Borrowing Base Certificate to the Trustee only) no later than 3:00 p.m. on the date that is one Business Day prior to the related Advance Date (and with respect to Swingline Advances no later than 5:00 p.m. on the related Advance Date): (A) a Notice of Borrowing, (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule and (D) except with respect to an Advance under Section 2.02(f), Loan Assignments in the form of Exhibit A to the Purchase and Sale Agreements (including Schedule I thereto) and containing such additional information as may be reasonably requested by the Agent (who will provide each Lender with a copy promptly upon receipt thereof);

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	ARES CAPITAL CP FUNDING LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Ares CP Funding Facility

Loan and Servicing Agreement

TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

BANK:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Ares CP Funding Facility

Loan and Servicing Agreement

ANNEX A

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$	~~700,000,000~~900,000,000
Bank of America, N.A.	$	~~300,000,000~~375,000,000

Annex A- 1